                              ARTICLES OF AMENDMENT
                                       OF
                    PRUDENTIAL SMALL COMPANY VALUE FUND, INC.

     Prudential Small Company Value Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation is hereby amended by striking out
Article I and inserting in lieu thereof the following:

     The name of the corporation (hereinafter called the "Corporation") is Prudential Small Company Fund, Inc.

     SECOND: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation and does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law and have been approved by a majority of the entire Board of Directors of the Corporation without action by the stockholders in accordance with Section 2-605(a)(1) of the Maryland General Corporation Law.

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on May 30, 2000.

     IN WITNESS WHEREOF, PRUDENTIAL SMALL COMPANY VALUE FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Secretary on May 23, 2000.

                                   PRUDENTIAL SMALL COMPANY VALUE
                                   FUND, INC.


                                   By: /s/ Robert F. Gunia
                                       -------------------
                                           Robert F. Gunia
                                           Vice President

Attest:  /s/  Marguerite E. H. Morrison
         ------------------------------
         Marguerite E.H. Morrison
         Secretary

     THE UNDERSIGNED, Vice President of Prudential Small Company Value Fund, Inc., who executed on behalf of said Corporation the foregoing amendments to the charter of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the charter to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

                              /s/ Robert F. Gunia
\                             -------------------
                                  Robert F. Gunia
                                  Vice President


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